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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT
                                 (AS OF 12/31/97)



SUBSIDIARY NAME                                   JURISDICTION OF INCORPORATION

Corporacion Sybven, C.A.                          Venezuela
Henco Software FSC, Ltd.                          Virgin Islands
OASiS Group Ltd.                                  United Kingdom
Powersoft Holding France SARL                     France
Powersoft K.K.                                    Japan
SDP S.N.C.                                        France
Sybase Argentina S.A.                             Argentina
Sybase Australia Pty Limited                      Australia
Sybase Canada Limited                             Canada
Sybase China Limited                              Hong Kong
Sybase de Mexico, S.A. de C.V.                    Mexico
Sybase Do Brasil Software Ltda.                   Brazil
Sybase Eastern Europe B.V.                        The Netherlands
Sybase Europe B.V.                                The Netherlands
Sybase Financial Services, Inc.                   Delaware
Sybase Foreign Sales Corporation                  Virgin Islands
Sybase France S.a.r.l.                            France
Sybase GmbH                                       Germany
Sybase Hong Kong Limited                          Hong Kong
Sybase Iberia S.A.                                Spain
Sybase India, Ltd.                                Delaware
Sybase Informatica Chile Limitada                 Chile
Sybase International Holdings Corporation         Delaware
Sybase International Limited                      United Kingdom
Sybase Italia S.r.l.                              Italy
Sybase Korea, Ltd.                                South Korea
Sybase KK                                         Japan
Sybase Luxembourg                                 Luxembourg
Sybase Nederland B.V.                             The Netherlands
Sybase Norge AS                                   Norway
Sybase N.V./S.A.                                  Belgium
Sybase (N.Z.) Limited                             New Zealand
Sybase Peru S.A.                                  Peru
Sybase Philippines, Inc.                          Philippines
Sybase (Schweiz) AG                               Switzerland
Sybase (Singapore) Pte Ltd.                       Singapore
Sybase Software (Beijing) Co., Ltd.               People's Republic of China
Sybase Software (Malaysia) Sdn Bhd                Malaysia
Sybase Solutions s.r.o.                           Czech Republic
Sybase Sverige AB                                 Sweden
Sybase Taiwan Co., Ltd.                           Republic of China
Sybase (Thailand) Limited                         Thailand
Sybase UK Limited                                 United Kingdom
Tecnologia Cliente/Servidor Informatica S.A.      Brazil
Visual Components, Inc.                           Kansas
WATCOM Europe Limited                             United Kingdom